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                          GATEWAY ENERGY CORPORATION
                                  EXHIBIT 11
            STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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                                                     TEN MONTHS ENDED           FISCAL YEAR
                                                        DECEMBER 31,               ENDED
                                                     ----------------           FEBRUARY 28,
                                                    1998            1998            1999
                                                  -----------     -----------   ------------
Weighted average number of common shares
 outstanding                                       15,275,554      15,242,547     14,841,630

Add shares issuable pursuant to common stock
 options/warrants less shares assumed
 repurchased at the average market price                    -          25,877(1)       1,955(1)

Add shares issuable from assumed conversion
 of convertible notes                                       -         386,610(1)     271,400(1)
                                                  -----------     -----------   ------------

Tentative number of shares for computation
 of fully diluted earnings per share               15,275,554      15,655,034     15,114,985
                                                  ===========     ===========   ============

Loss applicable to common stock                   $(1,562,111)     (2,049,614)    (2,193,083)
Add back interest expense for convertible
 promissory notes assumed converted                         -          82,300(1)      31,480(1)
                                                  -----------     -----------   ------------

Tentative earnings (loss) for computation
 of fully diluted earnings per share              $(1,562,111)    $(1,967,314)  $ (2,161,603)
                                                  ===========     ===========   ============

Basic loss per common share                       $     (0.10)    $     (0.13)  $      (0.14)
                                                  ===========     ===========   ============

Fully diluted loss per common share               $     (0.10)    $     (0.13)  $      (0.14)
                                                  ===========     ===========   ============

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(1) Not used in fully diluted earnings per share calculations as effect would be antidilutive.